Exhibit 99

June 26, 2008

        Community Bankshares, Inc., and First Citizens Bank and Trust Company, Inc., Announce Proposed Merger

ORANGEBURG, S.C. - (BUSINESS WIRE) Community Bankshares, Inc., (AMEX:SCB) (?SCB?), parent of Community Resource Bank, N.A., and First Citizens Bank and Trust Company, Inc., a wholly-owned subsidiary of First Citizens Bancorporation, Inc. today announced they have executed a definitive agreement to merge. The transaction, approved by the Boards of Directors of both companies, is subject to approvals by regulatory agencies and SCB shareholders. Under the terms of the agreement, shareholders of SCB will receive $21 in cash for each outstanding common share. The transaction is expected to close in the fourth quarter of 2008. SCB is being advised by the investment banking firm Allen C. Ewing & Co.

Samuel L. Erwin, CEO of Community Bankshares, Inc., said that more than 20 years ago, a group of nine entrepreneurial businesspeople in Orangeburg decided to form a bank that would meet the needs of their community. Orangeburg National Bank, later renamed Community Resource Bank, was founded in November 1987. "During the next two decades, through the loyalty of its customers and dedication of its employees, the bank expanded to Sumter and Florence, and entered the greater Columbia market with the acquisition of the Bank of Ridgeway in 2002," said Erwin.

"Now we have entered a new phase in our bank?s history. First Citizens has presented us with an opportunity to merge with a larger financial institution that shares our values, dedication to customers and employees, and to provide a fair price to our shareholders. We are pleased to accept this opportunity. "

First Citizens? Chairman and CEO, Jim Apple, said that both banks share a strategy of providing community banking services to the markets they serve and a commitment to their employees, shareholders, and customers. He added that First Citizens is committed to making the merger a smooth transition for all parties. "This alliance will allow First Citizens to expand its existing market coverage in the Midlands and Pee Dee regions. With additional locations to serve them, it will also offer the customers of both banks enhanced convenience, " said Apple.

About Community Bankshares, Inc.

As of March 31, 2008, Community Resource Bank had $585 million in assets and reported $1.1 million in net income for the quarter. The bank operates 10 branches throughout the Midlands and Pee Dee regions of South Carolina.

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About First Citizens

First Citizens Bancorporation, Inc., is the parent company of First Citizens Bank and Trust Company, Inc., and The Exchange Bank of South Carolina, Inc. First Citizens Bank offers commercial and retail banking services through 170 offices in Georgia and South Carolina. As of March 31, 2008, First Citizens Bancorporation, Inc., had total consolidated assets of $6.40 billion. For more information, visit the First Citizens web site at www.firstcitizensonline.com.

In connection with the proposed merger, Community Bankshares will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available), as well as other filings containing information about Community Bankshares at the SEC?s internet site (http://www.sec.gov). Free copies of the proxy statement and Community Bankshares? filings with the SEC may also be obtained from Community Bankshares by directing a request to Community Bankshares, Inc., 102 Founders Court, Orangeburg, South Carolina 29118, Attention: William W. Traynham.

This press release contains forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements relate to advantages the proposed merger may present to shareholders, customers and employees and likelihood of completing the merger. Investors are directed to the company?s 2007 annual report, which is available from the company without charge or from its website, www.communitybanksharesinc.com, for a more complete description of the company?s business.

Contacts

Community Bankshares Inc.
Samuel L. Erwin, CEO, or William W. Traynham, CFO,
803-535-1060
or
First Citizens Corporate Communications
Tiffany Rushton, 803-931-1854

Source: Community Bankshares Inc.